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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 8, 2001

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                 0-19903                     77-0294597
(State or other jurisdiction             (Commission File Number)            (IRS Employer
     of incorporation)                                                     Identification No.)

                             333 WEST JULIAN STREET
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 282-3000



ITEM 5.  OTHER EVENTS.

         On February 8, 2001, Metricom, Inc., a Delaware corporation (the
"Company"), announced that it was scaling back the deployment of its high-speed network and that it only had enough funding for its operations and network build out into the second half of 2001. The Company further stated that, in the absence of financing, it would not have sufficient resources to continue operations. The press release announcing the Company's new deployment plans and financial condition is attached hereto as Exhibit 99.1.

         On February 21, 2001, the Company announced that its chairman and chief executive officer, Timothy A. Dreisbach, had resigned his positions at the Company. In the announcement, the Company stated that Ralph C. Derrickson has been named interim chief executive officer. The press release announcing the resignation and new appointment is attached hereto as Exhibit 99.2.

         On March 15, 2001, the Company announced that it was reducing its workforce by 179 employees and that two of its officers, Robert Mott, Senior
Vice President of Engineering, and James Wall, Chief Financial Officer, had resigned. David J. Pangburn, the Company's controller, was announced as Mr.
Wall's replacement. The press release announcing the reduction in force and resignations is attached hereto as Exhibit 99.3


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C) Exhibits.
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
          EXHIBIT NO.     DESCRIPTION
          99.1            Press Release of Metricom, Inc, dated as of
                          February 8, 2001.
          99.2            Press Release of Metricom, Inc., dated as of
                          February 21, 2001.

          99.3            Press Release of Metricom, Inc., dated as of
                          March 15, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      METRICOM, INC.


Date:  March 19, 2001                 By:     /s/ Dale W. Marquart
                                          --------------------------------------
                                              Dale W. Marquart
                                              Vice President and General Counsel


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